Execution Version

SECURITIES LENDING AUTHORIZATION AGREEMENT

AGREEMENT, dated as of January 18, 2024 between each investment company listed on Attachment 1 hereto (each, a “Client”), with respect to each of the series of each Client identified on Attachment 1 hereto, as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”) and The Bank of New York Mellon (“Bank”).

Whereas, each of Client, Lender, and Bank intend to enter into the transactions described herein and intend to be legally bound by the terms of this Agreement, and in consideration of the mutual promises and covenants contained in this Agreement, Bank and Client, on behalf of each Lender, agree as follows:

ARTICLES

1. Appointment; Separate Agreements. (a) Client appoints Bank as its exclusive agent to lend all securities in Lender’s Account that meet or exceed the minimum qualifications set forth on Exhibit B hereto, to Borrower (except securities which Client has advised Bank by Written Instruction are no longer available to be lent) pursuant to this Agreement. Bank has authority to do or cause to be done all acts that Bank determines, in its sole discretion, are appropriate to administer the Loans.

This Agreement is deemed to create a separate agreement between Bank and each Lender. The rights and obligations of each Lender pursuant hereto are separate and distinct from the rights and obligations of every other Lender pursuant hereto. The parties hereto agree that: (a) any event of default regarding one Lender shall not create any right or obligation with respect to any other Lender; (b) neither Bank nor Borrower shall have any right to set off any claims of or against a Lender by applying property or rights of any other Lender, or series thereof, and (c) no Lender, or series thereof, shall have claims to, or the right to set off against, assets or property held by a Borrower on account of any other Lender or series thereof.

(b) Each Lender agrees that Bank may, in order to comply with certain statutory special resolution regimes (“SRRs”) and with prompt notice to each Lender consistent with notice sent by Bank to all lenders in Bank’s agency securities lending program:

(i)

amend and/or agree in the relevant Borrower Agreement, this Agreement, any master repurchase agreement in relation to cash collateral invested into repos (if applicable) and any other agreement entered into by Bank on Lender’s behalf pursuant to this Agreement (the “Applicable Agreements”) to contractually acknowledge and agree to stays, overrides of default rights, early termination rights and potential bail-in of liabilities under the applicable SRR;

(ii)

adhere to any protocols published by the International Swaps and Derivatives Association, Inc. on Lender’s behalf, including the ISDA Resolution Stay Jurisdictional Modular Protocol and any Jurisdictional Modules thereto,[1] with respect to the Applicable Agreements; and/or

(iii)	take any other action on Lender’s behalf that Bank, in its sole discretion, deems to be necessary to comply with the regulations promulgated with respect to any SRR.

2. Borrower Agreement. Client authorizes Bank to enter into a Borrower Agreement upon such terms and conditions as Bank may negotiate with Borrower, including those agreements as further described in Exhibit A; provided, however, that all Loans arranged by Bank on behalf of Client pursuant to such Borrower Agreement shall comply with applicable Securities Exchange Commission (“SEC”)

[1]	Available at https://www2.isda.org/functional-areas/protocol-management/protocol/24.

guidelines for securities lending, any applicable SEC exemptive orders, no-action positions taken by the staff of the SEC with respect to securities lending transactions and the investment restrictions of Client. Client agrees that this authorization includes the authority to enter into Borrower Agreements that are subject to SRR laws and regulations as described herein. Until the Loaned Securities are returned to Lender, Borrower has all incidents of ownership of Loaned Securities, including the right to transfer the Loaned Securities to others; provided, that Borrower is obligated to pay Lender all Distributions. Lender waives all voting rights with respect to Loaned Securities and the right to participate in dividend reinvestment programs during the term of the Loan; provided, however, that Client may recall such Loaned Securities pursuant to the terms of Section 9 hereof.

3. Liquidity Services Custody Agreement. Client authorizes Bank to enter into a Liquidity Services and Related Custodial Services Agreement (“Sweep Agreement”) with The Bank of New York Mellon on Client’s behalf and upon such terms and conditions as Bank may negotiate with The Bank of New York Mellon. The Bank shall make available to Client a copy of the executed Sweep Agreement upon request. Client further authorizes Bank to invest its Cash Collateral in Approved Investments through The Bank of New York Mellon’s Liquidity Sweep portal, subject to the terms of the Sweep Agreement.

4. Loan Opportunities. Bank shall treat Lender equitably, over time, with other lenders of like circumstances (including those lenders subject to the same minimum qualifications set forth on Exhibit B hereto) and similar restrictions as well as such other factors as Bank deems appropriate. Bank has the right to decline to make any new Loan and terminate any existing Loan in its sole discretion and without notice to Client.

5. Use of Book-Entry System and Depositories. Client authorizes Bank to utilize the Book-Entry System, Depositories, and Subcustodians in connection with its receipt, deposit, and delivery of Securities, Collateral, Approved Investments, and monies under to this Agreement.

6. Representations and Warranties. Client hereby represents, warrants, and covenants to Bank, on a continuing basis that:

(a) This Agreement is, and each Loan will be, legally and validly entered into, does not, and will not, violate any statute, regulation, rule, order, or judgment binding on Lender, or any provision of Lender’s constituent documents, or any agreement binding on Lender or affecting its property, and is enforceable against Lender in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to creditors’ rights generally;

(b) The person executing this Agreement and all Authorized Persons has and have been duly authorized to do so and Client has been duly and properly authorized to act on behalf of Lenders;

(c) Lender is the principal counterparty to each Loan and lends Securities as principal for its own account and will not transfer, assign, or encumber its interest in, or rights with respect to, any Loans;

(d) All Securities in the Account are free and clear of all liens, claims, security interests, and encumbrances and no such Security has been sold. Client shall promptly deliver to Bank Written Instructions identifying any Securities no longer subject to this representation;

(e) On the commencement date for any Loan, Lender represents and warrants that: (i) Lender is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Securities as that term is used in Rule 144 under the Securities Act of 1933, as amended; and (ii) any Securities transferred to Bank by Lender are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer; and (iii) Lender is not an “insider” of issuer. For purposes of this Agreement “insider” shall mean directors, officers and principal stockholders as set forth in Section 16(a)(1) under the Securities Exchange Act of 1934, as amended; and

(f) Lender shall immediately notify Bank of any (i) Security that should not be lent on Client’s behalf, and (ii) details of any corporate action, private consent offer, or agreement and any other off-market arrangements that could require the termination of a Loan or the removal of any Security from the list of available Securities.

7. General Bank Responsibilities. Bank shall enter into Loans pursuant to Borrower Agreements and is authorized by Client to negotiate Rebates and Securities Loan Fees and to:

(a) receive Collateral with an initial Market Value not less than the Collateral Requirement;

(b) collect Distributions from Borrower and credit cash Distributions to the Account in accordance with Bank’s crediting schedule in the currency in which such Distributions are paid;

(c) collect Securities Loan Fees and credit them to the Collateral Account;

(d) mark Loaned Securities and Collateral to their Market Value each Business Day and, pursuant to the terms of the relevant Borrower Agreement, receive or deliver Collateral in order to maintain the value of all Collateral held by Bank in connection with all Loans to such Borrower at not less than the Collateral; and

(e) upon termination of any Loan, return to Borrower (on Lender’s behalf and subject to Lender’s obligations under Section 7(b)) Collateral and Rebates as required by Borrower Agreement.

8.	Approved Investments; Investment Losses.

(a) Client instructs Bank to invest and reinvest Cash Collateral in Approved Investments. Bank shall credit all Collateral, Approved Investments, and Distributions to the Collateral Account and mark its books and records to identify Lender’s interest therein, it being understood that all monies credited to the Collateral Account may be commingled with cash collateral held for other lenders in the Program. Client authorizes Bank, in Bank’s sole discretion, to liquidate Approved Investments and credit the net proceeds to the Collateral Account.

(b) All investments of Cash Collateral shall be for the account and at the risk of Lender and Lender is responsible for any diminution in value, whether realized or unrealized (“Cash Collateral Principal Losses”). Client agrees to pay or cause Lender to pay to Bank on demand cash in an amount equal to the Cash Collateral Principal Losses; provided, that if Lender fails to pay Cash Collateral Principal Losses, Bank is authorized to obtain and setoff such amounts directly from the Account, the Collateral Account, and Approved Investments except to the extent prohibited by applicable law.

(c) Except as otherwise provided herein, all Collateral, Approved Investments and Proceeds credited to the Collateral Account shall be controlled by, and subject only to, the instructions of, Bank, and Bank shall not be required to comply with any instructions of Client or Lender with respect to the same.

9. Termination of Loans. Bank shall promptly terminate any Loan after: (i) receipt by Bank of a notice of termination from Borrower, (ii) receipt by Bank of Written Instructions from Client to terminate; or (iii) whenever Bank, in its sole discretion, elects to terminate such Loan. As addressed in Section 21 hereof, Bank shall take all reasonable actions to terminate Loans then outstanding following the termination of this Agreement; provided that Client has fully paid Bank for all Cash Collateral Principal

Losses. It is Client’s responsibility to ensure timely notification to Bank regarding sale of Loaned Securities. Client acknowledges that, under the applicable Borrower Agreement, Borrower is not required to return Loaned Securities immediately upon receipt of notice from Bank terminating the applicable Loan but are instead required to return such Loaned Securities within such period of time, following such notice, as specified in the Borrower Agreement, but no later than the customary settlement period.

10. Taxes. (a) Each Lender shall be solely responsible for all tax matters arising in connection with Loans and Approved Investments, including without limitation, determinations of whether or not any Loan or Approved Investment results in liability to it for income tax, capital gains tax, value added tax, withholding tax, stamp duties, transfer taxes or any other taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”). Without limiting the generality of the foregoing, each Lender acknowledges that the tax treatment of amounts equivalent to all interest, dividends or other cash Distributions paid with respect to Loaned Securities (“In Lieu of Distributions”) may differ from the tax treatment of the interest, dividends or other cash distributions to which such payment relates and that Client and/or Lender, has made its own determination as to the tax treatment of any In Lieu of Distributions, remuneration or other funds received hereunder. Each Lender shall severally indemnify Bank for the amount of any Taxes that Bank or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Lender (including any payment of Tax required by reason of an earlier failure to withhold). In the event that Bank or any withholding agent is required under applicable law to pay any Tax on behalf of Lender, Bank is hereby authorized to withdraw cash from the Account or any cash account maintained by Lender with Bank in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in such cash account is not sufficient to pay such Tax, Bank shall promptly notify Client of the additional amount of cash (in the appropriate currency) required, and Client shall, or shall cause Lender to, directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Bank as specified herein. In no event shall Bank be responsible for collecting any Taxes from Borrower.

(b) In order to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, collectively referred to as the Foreign Account Tax Compliance Act (“FATCA”), which may arise in connection with this Agreement, Client and Lender agree (i) to provide to Bank sufficient information (including any changes to the foregoing) so Bank can determine whether it has any tax withholding or other obligations under FATCA, (ii) that Bank shall be entitled to make any withholding or deduction from payments under this Agreement to the extent necessary to comply with FATCA, (iii) Bank shall not have any liability for making any such withholding or deduction, and (iv) to hold harmless Bank for any losses Lender may suffer due to the actions Bank takes to comply with FATCA. The terms of this section shall survive the termination of this Agreement.

11. Standard of Care; Reimbursement. Bank shall not be liable for any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) (“Damages”) incurred by Lender, except those direct Damages arising out of the negligence, bad faith, or willful misconduct of Bank. Bank shall have no obligation hereunder for any liabilities relating to the Book-Entry System or Depository. Bank’s liability for the actions and omissions of any Subcustodian is limited to the failure on the part of Bank to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any Damages incurred by Lender with respect to the actions or omissions of any Subcustodian, Bank shall take appropriate action to recover the same, and Bank’s sole responsibility and liability to Lender shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Bank) except where, as stated in the preceding sentence of this Section 11, such Damage is the direct result of Bank’s failure to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. Bank shall not be liable for special, indirect or consequential damages, lost profits, or loss of business even if previously informed of the possibility of such damages and regardless of the form of action.

12. No Obligation to Inquire. Without limiting the generality of the foregoing, Bank shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities, Collateral or Approved Investments held in the Account or Collateral Account, or whether the legality or propriety of any Loans hereunder are permissible under the terms of the Lender’s and/or Client’s plan documents.

13.	Advances; Overdrafts and Indebtedness; Security Interest.

(a) Bank may, in its sole discretion, advance funds on behalf of Lender for any purpose pursuant to this Agreement. Bank may credit the Account or Collateral Account with Securities Loan Fees prior to Bank’s receipt thereof and Bank may reverse such credit to the extent it does not receive final payment from Borrower. Any such advance or credit hereunder is referred to as an “Advance”.

(b) Client agrees to repay or cause Lender to repay Bank on demand the amount of any Advance or any other amount owed by Lender hereunder plus (except as may be prohibited by law) accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the overnight rate applicable to the currency of the Advance or other amount owed pursuant to this Agreement as determined by Bank. If Lender fails to pay any Advance or other amounts owed, Bank is authorized to obtain such amounts directly from and setoff such amounts against, the Account or the Collateral Account. In order to secure repayment of any Advance or other indebtedness to Bank arising hereunder, Client and Lender hereby agree that Bank shall have a continuing lien and security interest in and right of setoff against, all assets now or hereafter held in or credited to the Account and the Collateral Account and any other property at any time held by Bank or any Bank Affiliate for the benefit of Lender; provided that Bank shall have no lien or security interest hereunder in any Security issued or guaranteed by a Bank Affiliate or if such lien or security interest is prohibited by law. In this regard, Bank shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the applicable laws and/or regulations. Bank and Client agree that the provisions of this Section 13 shall constitute a “securities contract,” as such term is defined in Section 741 of Title 11 of the United States Code, as amended.

14. Pricing Services. Bank is authorized to utilize any pricing information source used by Bank in the ordinary course of business to value Loaned Securities, Collateral, and Approved Investments.

15. Agent’s Fee. In consideration for the securities lending services provided by Bank, Bank is entitled to compensation in accordance with the fee schedule set forth in Schedule III hereto.

16. Instructions. Bank shall be entitled to rely upon any oral or Written Instructions received by Bank.

17. Disclosure of Account Information; Centralized Functions. (a) Client authorizes Bank to supply any information regarding Client, Lender, the Account, or Collateral Account which is required by statute, regulation, rule, or order. Client authorizes Bank to disclose to the Borrower the identity of Client and Lender as well as such other information specific to the Lender and/or Client as is reasonably necessary in accordance with industry practice for the conduct of the Program by Bank.

(b) The Bank of New York Mellon Corporation, corporate parent of Bank, is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group centralizes functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Client consents to the disclosure of, and authorizes Bank to disclose, information regarding Client and/or Lender and its accounts (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) Bank may store the names and business addresses of Client’s and/or Lender’s employees on the systems or in the records of the BNY Mellon Group or its service providers. In addition, the BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Client and/or Lender. The Client is authorized to consent to the foregoing and confirms that the disclosure to and storage by the BNY Mellon Group of such information does not violate any relevant data protection legislation. In addition, Bank may disclose Customer-Related Data as required by law or at the request of any governmental or regulatory authority.

18. Statements. Bank will at least monthly furnish Client with statements relating to Loans.

19. Force Majeure. Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; governmental actions; or inability to obtain labor, material, equipment, or transportation.

20. Not Acting as Municipal Advisor. (a) Lender acknowledges that each of Bank, its officers, employees or agents (i) are not acting as “municipal advisors” to Lender within the meaning of Section 15B of the Securities Exchange Act of 1934, as amended (“Section 15B”), (ii) do not owe a fiduciary duty to Lender pursuant to Section 15B, and (iii) are acting for their own interests.

(b) This Agreement (including marketing materials provided to Lender) does not constitute a recommendation by Bank to Lender to undertake or refrain from undertaking a particular action or course of action and does not constitute a recommendation (including investment advice) that is particularized to the Lender’s specific needs, objectives or circumstances. Lender has discussed this Agreement and any such information and material with internal or external advisors that Lender deems appropriate before entering into this Agreement and acting on such information or material and has made its own determination that the securities loan transactions contemplated herein are suitable for each Lender and the investment instructions on Schedule II hereto, taking into account any fees payable thereto, are now, and will continue to be, acceptable and appropriate investments for Cash Collateral.

21. Termination. This Agreement may be terminated at any time by either party upon thirty (30) days prior written notice to the other party. After such notice is given or received by Bank and subject to satisfaction of Lender’s obligations under paragraph [8(b)], Bank shall not make any further Loans and shall promptly take all reasonable actions to terminate Loans then outstanding in accordance with the provisions of this Agreement; provided that Client has fully paid Bank for all Cash Collateral Principal Losses. The obligations and rights of Client, Lender, and Bank under this Agreement with respect to any outstanding Loans shall survive despite termination of this Agreement until fully performed or satisfied.

22. Exclusivity. Client shall not enter into any other agreement with any third party whereby such third party is permitted to make Loans on behalf of Lender of Securities held by Bank.

23. Notices.

(a) Any notice authorized or required by this Agreement to be given to Bank, shall be sufficiently given if addressed to Bank and received at240 Greenwich Street, 4th Floor, New York, New York 10286, Attention: Securities Lending Division, with a copy to Client Service Center, 500 Grant Street, 4th Floor, Pittsburgh, PA 15258, or at such other place as Bank may from time to time designate in writing.

(b) Any notice authorized or required by this Agreement to be given to Lender shall be sufficiently given if addressed to Client and received at its office at 100 Pearl Street, 27th Floor, New York, New York 10004, Attention: Legal Department, or at such other place as Client may from time to time designate in writing.

24. Severability. In case any provision in this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

25. Amendments. This Agreement may not be amended in any manner except by a written agreement executed by both parties.

26. Successors and Assigns. (a) This Agreement shall extend to and shall be binding upon the parties’ successors and assigns; provided, that this Agreement shall not be assignable by either party without written consent of the other. Any entity controlled by The Bank of New York Mellon Corporation, which shall by merger, consolidation, purchase, or otherwise succeed to substantially all of the securities lending business of Bank shall, upon such succession and without any appointment or other action by Client, be and become successor to Bank’s right, title and interest hereunder upon notification to Client.

(b) Bank may utilize the services of one or more Bank Affiliates to perform all or any portion of the Program, provided, that Bank shall be responsible for the acts and omissions of such Bank Affiliate as though such acts or omissions were the acts or omissions of Bank.

27. Governing Law; Etc. Except to the extent superseded by federal law, this Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles. Client irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any state or federal court situated in the Borough of Manhattan, The City of New York in connection with any dispute arising hereunder; and (ii) waives, to the fullest extent possible, any defense of an inconvenient forum. To the extent that Client or Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, it irrevocably agrees not to claim, and it hereby waives, such immunity. Client and Bank irrevocably waive all rights to trial by jury in any proceeding arising out of this Agreement.

28. No Third Party Beneficiaries. Bank is acting solely on behalf of Client and Lender and no contractual or service relationship is deemed to be established between Bank and any other person.

29. Counterparts. This Agreement may be executed in any number of counterparts, each deemed to be an original, but such counterparts shall, together, constitute only one instrument.

30. SIPA NOTICE; Certain Losses. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO BANK AS AGENT FOR LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER’S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

31. Business Continuity/Disaster Recovery. Bank will implement business continuity and disaster recovery plans consistent with industry standards designed to minimize interruptions of service and expedite recovery of systems and applications used to provide the services contemplated by this Agreement. Such plans shall cover the facilities, systems, applications and employees that are critical to the provision of the services contemplated by this Agreement and will be tested at least annually to validate that the recovery strategies, requirements and protocols are viable and sustainable.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.

EACH INVESTMENT COMPANY LISTED ON ATTACHMENT 1, each severally and not jointly		THE BANK OF NEW YORK MELLON

By:	/s/ Tina Payne	By:	/s/ Maria Fox
	(Signature)		(Signature)

Name: Tina Payne		Name: Maria Fox
Title: Secretary		Title: Director

		By:	/s/ David Dinardo
(Signature)

Name: David Dinardo
Title: Managing Director

SCHEDULE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Account” means, with respect to each Lender, the custodial account(s) established and maintained by Bank on behalf of each such Lender.

2. “Approved Investment” means the securities forth on Schedule II.

3. “Authorized Person” means any person (i) designated as such in a Certificate of Authorized Person and (ii) that Bank reasonably believes to be authorized by Client to give oral and/or Written Instructions on behalf of Lenders.

4. “Bank Affiliate” means any affiliate of Bank, as such term is defined in Regulation W issued by the Board of Governors of the Federal Reserve System.

5. “Book-Entry System” means the Treasury/Reserve Automated Debt Entry System maintained at the Federal Reserve Bank of New York.

6. “Borrower” means, exclusively, The Bank of New York Mellon.

7. “Borrower Agreement” means the agreement between Bank and Borrower whereby Bank (as agent for its lending clients) lends securities to Borrower.

8. “Business Day” means any day on which Bank, relevant Depositories, and principal exchanges or markets for the relevant Securities and/or Collateral are all open for business.

9. “Cash Collateral” means any currency listed on Schedule IV.

10. “Collateral” means Cash Collateral and Non-Cash Collateral provided to Bank by Borrower.

11. “Collateral Account” means, with respect to each Lender, the account(s) established and maintained by Bank for such Lender for the purpose of holding Collateral, Approved Investments, Distributions, and any Securities Loan Fee paid by Borrower.

12. “Collateral Requirement” has the meaning set forth in Schedule IV.

13. “Depository” means The Federal Reserve Bank of New York/Treasury book-entry system, Depository Trust Company, Euroclear, CREST, and any other domestic or foreign securities depository or clearing agency used for the settlement or custody of U.S. Securities or Foreign Securities, and their respective nominees.

14. “Distributions” means all interest, dividends, other cash payments, and all non-cash distributions payable in respect of Loaned Securities, Collateral, and Approved Investments.

15. “Loan” means a loan of Securities on behalf of a Lender hereunder.

16. “Loaned Security” means any security of a Lender which is subject to a Loan.

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17. “Market Value” shall mean (a) with respect to Cash Collateral, its amount as of the time of receipt thereof by Bank, unadjusted for any subsequent increases or decreases in value as a result of any investment thereof by Bank pursuant to this Agreement, and (b) with respect to securities, Loaned Securities, and/or Non-Cash Collateral, the price of such securities, Loaned Securities, and/or Non-Cash Collateral as quoted by a recognized pricing information service at the time Bank makes the determination of Market Value, or, if no such recognized pricing information service is reliable, the value of such securities, Loaned Securities, and/or Non-Cash Collateral as determined by the Bank in its sole discretion (subject to Bank’s standard of care under this Agreement).

18. “Non-Cash Collateral” means any securities listed on Schedule IV.

19. “Program” means the Bank’s agency securities lending program as set forth in this Agreement.

20. “Rebate” means the amount payable by a Lender to a Borrower in connection with Loans collateralized by Cash Collateral.

21. “Replacement Securities” means securities of the same issuer, class, and denomination as Loaned Securities not returned by the Borrower.

22. “Securities Loan Fee” means the amount payable by a Borrower to Bank in connection with Loans collateralized by Non-Cash Collateral.

23. “Subcustodian” means a bank or financial institution (other than a Depository) utilized by Bank in connection with the receipt, delivery, and custody of non-U.S. assets.

24. “Written Instructions” means written communications actually received by Bank by S.W.I.F.T., letter, facsimile, electronic mail, or other method or system specified by Bank as available for use in connection with the services hereunder.

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SCHEDULE II

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated January 18, 2024

by and between

THE BANK OF NEW YORK MELLON, and EACH INVESTMENT COMPANY LISTED ON

ATTACHMENT 1 (the “Agreement”)

APPROVED INVESTMENTS (U.S. Dollar Cash Collateral)

In accordance with the Agreement, Cash Collateral received by Bank on behalf of Lender shall be held and maintained in a segregated Collateral Account for Lender and shall be invested and maintained in accordance with the following guidelines:

Bank and/or Bank Affiliates may provide services with respect to Approved Investments (including pursuant to the Liquidity Direct Sweep product), and may receive compensation with respect to these services. Lender consents to the retention by Bank and Bank Affiliates of such compensation.

The Client authorized Bank to invest all Cash Collateral in the following money market fund using The Bank of New York Mellon’s Liquidity Direct Sweep product.

Dreyfus Treasury Obligations Cash Management; Institutional (DTRXX)

3

SCHEDULE III

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated January 18, 2024

by and between

THE BANK OF NEW YORK MELLON, and EACH INVESTMENT COMPANY LISTED ON

ATTACHMENT 1 (the “Agreement”)

In consideration for the securities lending services to be provided by Bank hereunder, Bank shall be entitled to the following:

Bank shall retain twenty percent (20%) of the net securities lending revenues generated under this Agreement as compensation for its securities lending services and Lenders shall be entitled to the remainder of such net securities lending revenues. For purposes hereof, net securities lending revenues shall mean (i) all Securities Loan Fees derived from Bank’s acceptance of non-Cash Collateral; plus (ii) all Distributions and earnings from the investment and reinvestment of Cash Collateral minus Rebate Fees paid by Bank to the Borrower in respect of Loans. Bank is hereby authorized to charge such compensation against and collect and or retain such compensation from the revenues derived from the securities lending activities conducted on behalf of each Lender pursuant to this Agreement.

Net securities lending revenues may be received in different currencies. Client and/or each Lender may request that Bank, as its agent, convert these net securities lending revenues into a base currency. Client and/or each Lender acknowledges and agrees that Bank may, in its sole and absolute discretion and subject to applicable laws, choose to execute the spot FX transactions with The Bank of New York Mellon or an Affiliate using a pricing program selected by Bank. Further details on how we carry out FX conversion is available in the “Agency Securities Lending Foreign Exchange Pricing Disclosure”, a copy of which will be made available to Client and/or each Lender.

The fees paid to Bank hereunder are solely in consideration of securities lending services rendered by Bank and are in addition to any other fees or compensation to which Bank (or any Bank Affiliate) may be entitled for services rendered for Client and/or Lender under other agreements.

SHAREHOLDER SERVICES FEES WITH RESPECT TO LIQUIDITY SWEEP: (a) Client acknowledges that The Bank of New York Mellon (“BNY Mellon”) performs certain shareholder support services for the money market funds (the “Fund”) that Client has identified as an Approved Investment and that BNY Mellon is currently compensated, and hereby Client consents to such compensation, for such services by the Fund, the Fund’s adviser and/or the Fund’s distributor at an annual rate up to the maximum percentage rate for shareholder support services fees as described in the Prospectus of the Fund. Such shareholder support services may include, without limitation, answering Client’s inquiries regarding the Funds, processing dividend payment for the Fund and providing assistance to Clients in changing dividend options, account designations and addresses, aggregating and processing purchase, sweep and redemption transactions, providing periodic statements showing a Client’s account balance and purchases, sales and positions in the Funds, arranging for BNY Mellon wires, providing sub-accounting services to the Funds for shares held by BNY Mellon clients and forwarding communications from the Fund to BNY Mellon clients, and providing such other information and services as the Funds, the Funds’ distributor(s) or Client reasonably may request. Client further acknowledges that such service may be the same as or similar to services provided by BNY Mellon for which a fee may be separately charged under the Agreement. Client further acknowledges that the Funds may purchase securities from or through BNY Mellon or its affiliates, may engage in repurchase transactions with BNY Mellon or its affiliates, may place funds on deposit in accounts with BNY Mellon or its affiliates and receive interest income thereon and may obtain other services from BNY Mellon for which BNY Mellon is paid a fee. The annual rate for the shareholder support services fees paid to BNY Mellon by the Fund may change in the future.

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In consideration of, and as compensation for, the services to be rendered pursuant to this Agreement, Client authorizes BNY Mellon and its subsidiaries, affiliates and Subcustodians to receive compensation from the Funds held in the Account in accordance with each Fund authorization and direction for each such Fund.

EACH INVESTMENT COMPANY LISTED ON ATTACHMENT 1, each severally and not jointly		THE BANK OF NEW YORK MELLON
		By:	/s/ Maria Fox
(Signature)
By:	/s/ Tina Payne
	(Signature)	Name: Maria Fox
Title: Director
Name: Tina Payne
Title: Secretary

Taxpayer Identification Number(s) of Lender		By:	/s/ David Dinardo
(Signature)

Name: David Dinardo
Title: Managing Director

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SCHEDULE IV

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated January 18, 2024

by and between

THE BANK OF NEW YORK MELLON, and EACH INVESTMENT COMPANY LISTED ON

ATTACHMENT 1 (the “Agreement”)

APPROVED COLLATERAL

Collateral Requirement

On any Business Day (i) with respect to a Loan of U.S. Securities, an amount equal to 102% of the Market Value of such Loaned Securities; (ii) with respect to Foreign Securities, an amount equal to 105% of the Market Value of such Loaned Securities, except in the case of Loans of Foreign Securities which are denominated and payable in US Dollars, in which case the “Collateral Requirement” is an amount equal to 102% of the Market Value of such Loaned Securities, and (iii) such other percentage as may be mutually agreed.

The Lender hereby authorises the Bank to accept the following types of Collateral in respect of Loans made by the Lending Agent pursuant to the Agreement.

Cash Collateral

•	US Dollar cash

Non-Cash Collateral

•	U.S. Equity securities

•	U.S. Treasuries

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ATTACHMENT 1

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated January 18, 2024

by and between

THE BANK OF NEW YORK MELLON, and EACH INVESTMENT COMPANY LISTED ON

ATTACHMENT 1 (the “Agreement”)

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Agreement dated January 18, 2024.

Client	Funds	Tax ID

The Alger Funds

Alger Growth & Income Fund

The Alger Portfolios

Alger Growth & Income Portfolio

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EXHIBIT A

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated January 18, 2024

by and between

THE BANK OF NEW YORK MELLON, and EACH INVESTMENT COMPANY LISTED ON

ATTACHMENT 1 (the “Agreement”)

NETTING SUPPLEMENT

The following provisions shall apply to, amend and supplement the Agreement (the “Supplement”).

In consideration of the mutual covenants set forth in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. Definitions.

1.	“GMSLA” shall mean a global master securities lending agreement in a currently existing industry standard form or a variation thereof, or as subsequently amended or modified by Bank in its discretion.

2.	“GMRA” shall mean a global master repurchase agreement in a currently existing industry standard form or a variation thereof, or as subsequently amended or modified by Bank in its discretion.

3.	“MRA” shall mean a master repurchase agreement in a currently existing industry standard form or a variation thereof, or as subsequently amended or modified by Bank in its discretion.

4.	“MSLA” shall mean a master securities lending agreement in a currently existing industry standard form or a variation thereof, or as subsequently amended or modified by Bank in its discretion.

5.

“Pledge GMSLA” shall mean a form of global master securities lending agreement under which Borrower grants a security interest to Bank (on behalf of its clients, including Lender) in collateral delivered to one or more accounts of Borrower (either in the Bank’s standard form or industry standard form, as may be varied, amended or modified from time to time).

2. Authorization. Lender hereby authorizes Bank and agrees that Bank may enter into loans under a MSLA, a GMSLA or a Pledge GMSLA. Together the GMSLA and Pledge GMSLA shall be considered the “Global Securities Borrower Agreements” and each MSLA, GMSLA and Pledge GMSLA shall be a “Securities Borrowing Agreement” under the Agreement. Bank shall have the authority to negotiate and agree to the terms of any such Securities Borrowing Agreement and any associated security agreements. Copies of the proforma Securities Borrowing Agreements are available upon request. Notwithstanding any term or depiction or descriptions used in the Agreement, “Borrower” for the purposes of this Supplement shall include a party acting as a securities lending borrower or repo counterparty (as applicable).

3. Netting Arrangements.

Bank shall enter into security arrangements (“Security Arrangements”) with the Borrower whereby, in addition to the rights over the Collateral granted to each Lender, in respect of any Securities Borrowing Agreement between such Borrower and Bank as agent on behalf of all its clients (including Lender), the Borrower grants a security interest to Bank to secure all amounts payable under the Securities Borrowing Agreements. Without such additional Security Arrangement, any excess Collateral granted to a specific lender would otherwise be returned to Borrower following a termination of the applicable Securities Borrowing Agreement as a result of a Borrower event of default. However, with the additional Security Arrangements, following a Borrower event of default, such excess amounts will be available to Bank to apply to any amounts due to all the clients (including Lender) by the Borrower under their Securities Borrowing Agreements.

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To the extent Bank has entered into repurchase transactions on Lender’s behalf under an MRA or GMRA with a Borrower that also has in place a Securities Borrowing Agreement, any excess amounts under the MRA or GMRA, as applicable, payable to the Borrower shall also be subject to the Security Arrangements described in the preceding paragraph.

Bank may only utilize excess Collateral provided to or for Lender under the Securities Borrowing Agreements to the extent that any exposure of Lender for which that Collateral is being held under the Security Arrangements is first satisfied in full.

Bank may also enter into, as principal, a MSLA, GMSLA or Pledge GMSLA with a Borrower (any such agreement, a “Principal Securities Borrowing Agreement”). To the extent Bank has entered into securities lending transactions under a Principal Securities Borrowing Agreement with a Borrower that also has in place a Securities Borrowing Agreement, the additional Security Arrangements may also provide that following a Borrower default (i) any excess amounts under the Principal Securities Borrowing Agreement otherwise transferable to the Borrower (after any exposure of BNYM, as principal, for which such amounts is being held, is first satisfied in full) shall also be available to Bank to apply to any amounts due to all the clients (including Lender) by the Borrower under their Securities Borrowing Agreements, and (ii) any excess amounts under the Securities Borrowing Agreements or MRA or GMRA otherwise transferable to the Borrower (after (a) any exposure of the lender for which that Collateral is being held under the Security Arrangements is first satisfied in full, and then (b) any exposure of all the clients (including Lender) by the Borrower under their Securities Borrowing Agreements are satisfied in full) shall also be available to Bank to apply to any amounts due to BNYM, as principal, under the Principal Securities Borrowing Agreement.

4. Understanding. It is hereby further understood and agreed by Lender:

a.

In order to give effect to the benefits provided by the Security Arrangements to Bank’s securities lending clients (including Lender), Lender hereby waives any rights it may have to apply, set-off and/or consolidate any and all amounts and Collateral due to the Borrower following an event of default under any Securities Borrowing Agreement with the Borrower against any other obligations owed and/or amounts payable (arising under any agreement with the Borrower and whether actual or contingent) to the Lender by the Borrower.

b.

In relation to any claims against Bank available to Lender in accordance with the terms of the Agreement (as a result of an event of default by the Borrower) including any claims relating to any loss, payments, costs and/or expenses being for the account of the Bank, such claims against Bank shall only take effect after enforcement of all assets and rights under the Security Arrangements in respect of such Borrower and of all rights and remedies available to Bank under such Security Arrangements. Nothing contained herein shall amend or vary any obligation of Bank to Lender under the Agreement.

5. Authority. Each party represents and warrants to the other party that it has the power and authority to execute and deliver this Supplement and effect the amendments to the terms of the Agreement thereby and all necessary consents therein and perform its obligations under this Supplement and has taken all necessary action to authorize such execution, delivery and performance.

6. Governing Law. This Supplement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof that would result in the application of the law of any other jurisdiction.

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7. Counterparts. This Supplement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

8. Effectiveness. Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Supplement, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended and supplemented by this Supplement.

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date set forth above.

THE BANK OF NEW YORK MELLON		EACH INVESTMENT COMPANY LISTED ON ATTACHMENT 1, each severally and not jointly

By:	/s/ Maria Fox	By:	/s/ Tina Payne
Name:	Maria Fox	Name:	Tina Payne
Title:	Director	Title:	Secretary
Date:	Jan 18, 2024	Date:	January 12, 2024

By:	/s/ David Dinardo
Name:	David Dinardo
Title:	Managing Director
Date:	Jan 18, 2024

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EXHIBIT B

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated January 18, 2024

by and between

THE BANK OF NEW YORK MELLON, and EACH INVESTMENT COMPANY LISTED ON

ATTACHMENT 1 (the “Agreement”)

MINIMUM QUALIFICATIONS FOR LENDABLE SECURITIES

The Securities Loan Fee for any Loan must be at least 150 basis points at the initiation of the Loan.

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